Exhibit 99.1

American Eagle Outfitters to Acquire Quiet Logistics and Strategic Investments to Further Enhance Supply Chain Capabilities

Transaction Represents a Key Step in AEO’s Strategic Growth Plan

November 2, 2021

PITTSBURGH — (BUSINESS WIRE) – American Eagle Outfitters (NYSE: AEO) today announced it has agreed to acquire Quiet Logistics, Inc. (“Quiet Logistics”) and strategic investments, for $350 million in cash, marking the next step in AEO’s ongoing supply chain transformation. Quiet Logistics is a supply chain partner that utilizes state-of-the-art technology and robotics and has provided cost-effective in-market fulfillment services for AEO, as well as for numerous other leading consumer brands. Services are provided through a network of modern centers, currently operating in Boston, Chicago, Los Angeles, Dallas, St. Louis and Jacksonville, locating products closer to need, creating inventory efficiencies, and providing affordable same-day and next-day delivery options to customers and stores. The transaction builds upon the recent acquisition of AirTerra as AEO continues to innovate and lead in the current supply chain environment.

The Quiet network will support AEO’s continued growth, while also driving economies of scale as it expands its customer base to other brands and retailers seeking advanced logistics capabilities. AEO expects the transaction to be accretive in the first full year post-closing. Quiet Logistics will be a wholly-owned AEO subsidiary and will continue to run its business independently. The transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Act and is expected to close prior to year end.

“We continue to be extremely pleased with the pace of our business and are executing well against our Real Power. Real Growth. plan. An important pillar of our strategy is transforming our supply chain to create greater agility, speed and diversification. Our vision is to create an on-demand, hyper-scaled operations platform that enables brand success,” said Jay Schottenstein, AEO’s Executive Chairman and Chief Executive Officer. “Quiet

Logistics has provided significant benefits to AEO over the past year and we are leveraging our healthy cash position to ensure ongoing advantages. Also, as we continue to expand these services to other brands and retailers, we believe the business will scale, generating incremental value for our shareholders.”

“A reliable and consistent in-market fulfillment network is vital in today’s marketplace. The Quiet Logistics team shares our vision for an asset-light, technology-led supply chain network and brings strong expertise. This transaction will formalize our successful partnership, provide control and flexibility within our operations and accelerate the growth of Quiet Logistics. We look forward to driving ongoing advantages for our brands and its high-value customer base,” said Michael Rempell, AEO’s Chief Operations Officer.

“We’re excited to join forces with AEO, a fellow industry innovator, to accelerate the adoption of leading edge fulfillment solutions. Through a shared distribution network, our customers gain significant operational advantages, enabling them to focus more intently on increasing the value of their brands and products,” commented Eugene (“Gene”) Gorab, Quiet Logistics’ Executive Chairman.

Advisors

Centerview Partners served as the financial advisor to AEO with Wachtell, Lipton, Rosen & Katz and Dentons Cohen & Grigsby serving as legal counsel.

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About Quiet Logistics

Founded in 2009, Quiet Logistics is a rapidly growing operator of state-of-the-art in-market fulfillment centers, and serves over 50 leading DTC and Omnichannel brands. Quiet’s unique strategy enables product to be positioned close to customers and stores, and brings speed and freight cost savings to its customers relative to traditional third-party fulfillment networks. Quiet has a history of innovation and thought leadership, having created Locus Robotics warehouse automation systems, and a focus on urbanization, automation, and access to labor pools outside of traditional DC hubs, to benefit its customers.

About American Eagle Outfitters, Inc.

AEO is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 33 countries. For more information, please visit www.aeo-inc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement; (ii) the failure to satisfy any of the conditions to the completion of the proposed transaction; (iii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (iv) the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; and (v) other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

CONTACTS:

Olivia Messina

412-432-3300

LineMedia@ae.com

Kelly Whitten

Kekst CNC

212-521-4825

kelly.whitten@kekstcnc.com